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EXHIBIT 5.1

OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

February 10, 2003	Brobeck, Phleger & Harrison LLP 38 Technology Drive Irvine, California 92618-5312 Main (949) 790-6300 Fax (949) 790-6301 www.brobeck.com

Vastera, Inc.
45025 Aviation Drive
Suite 200
Dulles, Virginia 20166-7554

Re:
Vastera, Inc.—Registration Statement for Offering of an Aggregate of
1,012,250 Shares of Common Stock (the "Shares")

Ladies and Gentlemen:

We have acted as counsel to Vastera, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 1,012,250 shares of the Company's common stock reserved for issuance under the Company's 2000 Stock Incentive Plan, as amended (the "Incentive Plan"), and shares of the Company's common stock reserved for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan," and collectively with the Incentive Plan, the "Plans").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (i) the provisions of option agreements or direct stock issuances duly authorized under the Incentive Plan and in accordance with the Registration Statement and (ii) stock purchases duly authorized under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the Securities Act, the rules and regulations promulgated thereunder or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

Very truly yours,

/s/ Brobeck, Phleger & Harrison LLP

BROBECK, PHLEGER & HARRISON LLP

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  EXHIBIT 5.1
OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP